EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement of Interlink Computer Sciences, Inc. on Form S-8 (File No. 333-14249) of our reports dated July 24, 1998, on our audits of the financial statements of Interlink Computer Sciences, Inc. as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998, which reports are included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP


San Jose, California
September 18, 1998